<March 10, 2000 Date Stamp for the Secretary of State
for the State of Nevada Appears here>




                            ARTICLES OF MERGER FOR
                           WINGS AND THINGS, INC.,
                             A NEVADA CORPORATION

Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, Wings and Things, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Yellow Pines, Inc., a Utah corporation ("Yellow Pines"), with and into the Corporation:

FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

            Name                          Place of Incorporation
            ----                          ----------------------
            Wings and Things, Inc.        Nevada
            Yellow Pines, Corp.           Utah

SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and Yellow Pines, has been adopted by the Board of Directors of the Corporation and Yellow Pines.

THIRD: The approval of the shareholders of the Corporation and Yellow Pines was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                        Type of Shares    Number of Shares Outstanding
------                        --------------    ----------------------------
Wings and Things, Inc.        Common            100
Yellow Pines, Inc.            Common            17,000,000

The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                        Type of Shares    For         Against
------                        --------------    ---         -------
Wings and Things, Inc.        Common            100         0
Yellow Pines, Inc.            Common            15,004,000  0

FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

FIFTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

DATED this 25th day of February, 2000.




WINGS AND THINGS, INC., a Nevada corporation


By/s/ Anita Patterson
  -------------------
      Anita Patterson, President


By /s/ Jeanne Ball
   ---------------
   Jeanne Ball, Secretary



STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

On the 25th day of February, 2000, personally appeared before me Anita Patterson and Jeanne Ball personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Wings and Things, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Anita Patterson and Jeanne Ball acknowledged to me that said corporation executed the same.


/s/ John Clayton
----------------
NOTARY PUBLIC

<Notary Public Stamp appears here>

YELLOW PINES CORPORATION


By/s/ John Peters
  ---------------
  John Peters, President




By/s/ Anita Patterson
  -------------------
  Anita Patterson, Secretary


STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

On the 25th day of February, 2000, personally appeared before me John Peters, and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Yellow Pines, Inc. and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said John Peters and Anita Patterson acknowledged to me that said corporation executed the same.


/s/ John Clayton
----------------
NOTARY PUBLIC

<Notary Public Stamp appears here>